Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of the                                  , 201    , by and between BONANZA CREEK ENERGY, INC., a Delaware corporation (the “Company”), and [Director Name] (“Director”).

WHEREAS, the Company desires to issue restricted shares of its Class A Common Stock, par value $0.001 per share (the “Class A Common”) to Director, in consideration of the services performed by Director as a member of the Company’s board of directors (the “Board”).

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1.                                      Director’s Agreements. Director acknowledges having received and read a copy of (a) this Agreement, (b) that certain Shareholders Agreement, dated as of December 23, 2010, as amended, by and among the Company and shareholders of the Company party thereto (the “Shareholders Agreement”) and (c) that certain Registration Rights Agreement, dated as of December 23, 2010, as amended, by and among the Company and the shareholders of the Company party thereto (the “Registration Rights Agreement”), and agrees to comply with this Agreement, the Shareholders Agreement, the Registration Rights Agreement and all laws, rules and regulations applicable to the issuance and the sale or other disposition of the Class A Common received under this Agreement. As a condition to the receipt of the Class A Common to be received under this Agreement, Director shall execute and deliver a joinder to each of (i) the Shareholders Agreement and (ii) the Registration Rights Agreement.

2.                                      Grant of Shares. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby grants to Director [                               (            )] shares of Class A Common (the “Stock”) in consideration of Director’s services provided to Company. The grant is made on the            day of                     , 201_ (the “Grant Date”). The Board has determined that the fair market value of the Stock on the Grant Date is [$                  ]. The Company shall evidence the Stock in the manner that it deems appropriate and may issue a certificate or certificates in the name of Director dated as of the Grant Date to be delivered to Director on the Grant Date or as soon as practicable thereafter. Director shall cause any such certificate representing the Stock, upon receipt thereof by Director, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, with the Company, to be held by the Company in escrow for Director’s benefit until such time as the Stock represented by such certificate is either forfeited by Director to the Company or the restrictions thereon terminate as set forth in this Agreement.

3.                                      Vesting. All shares of the Stock shall vest and become nonforfeitable on the earlier of (a) the [first anniversary of the Grant Date](1) or (b) a Change in Control (as defined below), provided that Director is serving as a member of the Board on either such date. Following vesting as provided herein, the Company shall deliver to Director from escrow the certificate representing the Stock.

For purposes of this Agreement, a “Change in Control” shall mean:

(1) For initial grants, directors will be given vesting credit as of March 28, 2011, the date of their appointment.

(i)                                     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this Section 3, the following acquisitions by a Person will not constitute a Change in Control: (I) any acquisition directly from the Company; (II) any acquisition by the Company; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of Section 3(iii) below;

(ii)                                  the individuals who, as of the later of the date hereof or the last amendment to this Agreement approved by the Board, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director subsequent to the later of the date hereof or the last amendment to this Agreement approved by the Board whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Agreement approved by the Board, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board of Directors will not be deemed a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Agreement approved by the Board;

(iii)                               the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

4.                                      Forfeiture of Unvested Shares. In the event Director’s position as a member of the Board or any successor company’s board of directors terminates for any reason then if the Stock has not yet vested in accordance with the provisions of Section 3 as of such termination date, such Stock shall be immediately and automatically forfeited by Director to the Company.

5.                                      Limitations on Transfer; Rights as Shareholder. Director shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Stock is subject to additional restrictions contained in the Shareholders Agreement, the Registration Rights Agreement and the Company’s Bylaws. In addition to any other limitation on transfer created by applicable securities laws, the Shareholders Agreement or the Company’s Bylaws and other Company documents, Director shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock until the Stock becomes vested and nonforfeitable The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Stock to Director, Director shall become the record and beneficial owner thereof for all purposes and shall have all rights as a stockholder with respect to the Stock. If and to the extent the Company shall effect a stock split, stock dividend or similar distribution with respect to the Class A Common, (i) the stock or other property distributed pursuant thereto shall be held by the Company with respect to the Stock which has not yet vested in accordance with Section 3; and (ii) such additional stock or other property shall enjoy the privileges and be subject to the vesting restrictions applicable to the Stock.

6.                                      Restrictive Legends. All certificates representing the Stock shall have endorsed thereon (a) any legend which may be required by the Shareholders Agreement or any other agreements between the parties hereto, (b) any legend required by appropriate blue sky officials and (c) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE

PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RESTRICTIONS IS VOID.”

7.                                      Compliance with Securities Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. The Company may from time to time impose any conditions on the transfer of the Stock. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless the shares issued may be issued in accordance with the terms of an applicable exemption from applicable registration requirements. As a condition to any issuance hereunder, the Company may require Director to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. In connection with the receipt of the Stock, Director represents to the Company the following:

(a)                                  Director entering into this Agreement solely on the basis of his own familiarity with the Company’s business affairs and financial condition, has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Stock and has acquired sufficient information about the Company to reach an informed and knowledgeable decision about the Stock. Director is acquiring the Stock for investment for Director’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (“Act”).

(b)                                 Director understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom. Director further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Director understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

8.                                      Taxes.

(a)                                  Director understands and acknowledges that he should consult with a tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Section 83(b) Election”) with respect to the Stock issued hereunder for which the forfeiture or transferability restrictions have not lapsed. This election must be filed no later than 30 days after the Grant Date set forth in this Agreement. This time period cannot be extended. Director acknowledges that (i) Director has been advised to consult with a tax advisor regarding the tax consequences of the award of the

Stock and (ii) timely filing of the Section 83(b) Election is Director’s sole responsibility, even if Director requests the Company or its representative to file such election on Director’s behalf.

(b)                                 The Company shall have the power and the right to deduct or withhold from amounts payable to Director, or require Director to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

9.                                      Grant not a Service Contract. Director acknowledges that the issuance provided by this Agreement is not a service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Director to continue in the service of the Company or an affiliate, or on the part of the Company or an affiliate to continue to procure services from Director. In addition, nothing in this Agreement shall obligate the Company or any affiliate, their respective stockholders, members, directors, managers, officers or employees to continue any relationship that Director might have as a consultant for the Company or an affiliate.

10.                               Optional Issuance in Book-Entry Form. Notwithstanding the foregoing, at the option of the Company, any shares of Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

11.                               Miscellaneous.

(a)                                  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b)                                 Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the transferability and forfeiture restrictions herein set forth, be binding upon Director, Director’s successors, and assigns.

(c)                                  Attorneys’ Fees; Specific Performance. Director shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(d)                                 Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e)                                  Independent Counsel. Director acknowledges that this Agreement has been prepared on behalf of the Company by Kendall, Koenig & Oelsner PC, counsel to the Company and that Kendall, Koenig & Oelsner PC does not represent, and is not acting on behalf of Director. Director has been provided with an opportunity to consult with Director’s own counsel with respect to this Agreement.

(f)                                    Entire Agreement; Amendment. This Agreement, the Shareholders Agreement and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and merge all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(g)                                 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)                                 Counterparts; Facsimile and Electronic Mail. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement. Copies of manually executed signature pages delivered by facsimile or electronic mail will, for all purposes, be deemed originals.

(i)                                     Governing Law; Exclusive Forum; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware except for Delaware’s laws with respect to conflict of laws. The exclusive forum for any lawsuit arising from or related to this Agreement shall be a state or federal court in Denver, Colorado. This provision does not prevent the Company from removing to an appropriate federal court any action brought in state court. DIRECTOR HEREBY CONSENTS TO, AND WAIVES ANY OBJECTIONS TO, REMOVAL TO FEDERAL COURT BY THE COMPANY OF ANY ACTION BROUGHT AGAINST IT BY DIRECTOR.

(j)                                     Reclassification of Shares. In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Class A Common, the Board shall make such adjustments to the Stock as it shall deem appropriate. Any such adjustments made by the Board shall be conclusive.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BONANZA CREEK ENERGY, INC.

By:
Name:
Title:

[DIRECTOR NAME]

Address:

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